 PROMISSORY NOTE

$250,000.00	December 17, 2008

FOR VALUE RECEIVED, We, III to I Maritime Partners Cayman I, L.P. (as "Maker"), promise to pay to the order of III:I Financial Management Research, L.P. (as "Payee"), at 5580 Peterson Lane, Suite 100, Dallas, Texas 75240, the principal sum of TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00),

together with interest, calculated on the basis of a year consisting of actual number of days, on the unpaid principal balance from the date hereof to maturity at the annual rate of interest of twelve percent (12.0%).

This Note is due and payable on demand, or if no demand, on or before December 16, 2018. All accrued and previously unpaid interest is due and payable at maturity of this Note. All past due principal of this Note shall bear interest at the maximum rate of interest until paid.

Maker and Payee agree that the "maximum rate of interest," herein referred to, to be charged shall be eighteen percent (18%) per annum.

Maker hereof shall have the right to prepay this Note in whole or in part at any time without penalty. All prepayments, whether designated as payments of principal or interest, shall be applied first to the payment of accrued and unpaid interest and the balance to the principal hereunder. Interest shall immediately cease on any amount of principal so prepaid.

This Note is unsecured.

If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State of Texas, or on any other day on which banking institutions are authorized or obligated by law to close in the State of Texas, such payment shall be made on the next succeeding business day, and such extension of time shall in such case be included in computing interest in connection with such payment.

Regardless of any provision contained in this Note, Payee shall never be entitled to receive, collect or apply, as interest on any amount owing hereunder, any amount in excess of the maximum rate of interest, and in the event Payee ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest, shall be deemed a partial prepayment of principal and treated hereunder as such; and if the principal amount of this Note is paid in full, any remaining excess shall forthwith be paid to the Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum rate of interest, Payee shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) compare the total amount of interest contracted for, charged, or received with the total amount of interest which could be contracted for, charged, or received throughout the entire contemplated term hereof at the maximum rate of interest.

Maker waives presentment and demand for payment, protest, notice of intention to accelerate this Note, notice of the acceleration hereof, notice of protest and non-payment, as to this Note and as to each and all installments hereof.

It is especially agreed that time is of the essence hereof, and that

(i)            if default shall be made in the payment of principal or interest of this Note, as the same becomes due and payable; or

(ii)           if Maker becomes insolvent (however such insolvency may be evidenced) or commits an act of bankruptcy or makes an assignment for the benefit of creditors or authorizes the filing of a voluntary petition in bankruptcy; or

(iii)           if involuntary bankruptcy proceedings are filed against Maker; or

(iv)           if any proceeding, procedure or remedy supplementary to or in enforcement of judgment shall be resorted to or commenced against Maker, or with respect to any property of Maker; or

(v)           if any governmental authority or any court at the instance thereof shall take possession of any substantial part of the property of or assume control over the affairs, or against, the property of Maker;

then Payee, at its option, may declare the entirety of this Note, together with all accrued but unpaid interest hereon, immediately due and payable, and failure to exercise said option shall not constitute a waiver on the part of Payee of the right to exercise said option at any other time. Upon the occurrence of a default, as set forth in (i) through (v) above, Payee shall also have the right to exercise any and all other rights, remedies and recourses now or hereafter existing in equity, at law, by virtue of statute or otherwise.

Maker is and shall be directly and primarily liable for the payment of all sums called for hereunder, and Maker hereby expressly waives diligence in taking any action to collect any sums owing hereon. It shall not be necessary to enforce the obligations of Maker that Payee has made demand for payment on Maker or has pursued collection efforts against Maker.

The invalidity, or unenforceability in particular circumstances, of any provision of this Note shall not extend beyond such provision or such circumstances and no other provision of this instrument shall be affected thereby.

This Note, to the extent of the full face amount hereof, evidences the indebtedness of Maker to Payee by virtue of monies loaned to Maker at Maker's special instance and request.

Maker agrees to pay to Payee an additional reasonable amount (which in no event shall be less than ten percent (10%) of the amount then owing hereon) as attorneys' or collection fees if this Note is placed in the hands of any attorney for collection, or if it is collected through bankruptcy, probate or other judicial proceedings.

This Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

The term "Payee" includes any subsequent holder of this Note and any party who may subsequently own an interest in this Note.

Maker represents and warrants to Payee that the loan evidenced by this Note is a contract under which credit is extended for business, commercial, investment, or other similar purpose, and is not a loan for personal, family, household, or agricultural use.

“MAKER”

III to I Maritime Partners Cayman I, L.P.

by:	III to I International Maritime Solutions Cayman, Inc., a Cayman Islands corporation, General Partner

	by:	/s/
Darrell W. Cain, Director